EXHIBIT 99.2

Inuvo, Inc. Q3 2026 November 12, 2026

Operator

[Operator Instructions]

Katie Cooper

Thank you, operator, and good afternoon. I'd like to thank everyone for joining us today for the Inuvo Third Quarter 2026 Shareholder Update Call.

Today, Inuvo's Chief Executive Officer, Rob Buchner; and Chief Financial Officer, Derric Ciccone, will be your presenters on the call.

We plan to file our 10-Q with the Securities and Exchange Commission this evening.

Before we begin, I'd like to remind you that the statements in this conference call that are not descriptions of historical facts are forward-looking statements relating to future events, and as such, all forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. When used in this call, the words anticipate, could, enable, estimate, intend, expect, believe, potential, will, should, project and similar expressions as they relate to Inuvo, Inc. are intended to identify forward-looking statements.

Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by Inuvo at this time. In addition, other risks are more fully described in Inuvo's public filings with the U.S. Securities and Exchange Commission, which can be reviewed at www.sec.gov. The company makes no commitment to disclose any revisions to forward-looking statements or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

In addition, today's discussions will include references to non-GAAP measures. The company believes that such information provides an additional measurement and consistent historical comparison of its performance. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is available in today's news release on our website.

With that, I will now turn the call over to CEO, Rob Buchner

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Inuvo, Inc. Q3 2026 November 12, 2026

Rob Buchner

Thank you, Katie. Good afternoon, everyone, and thank you for joining us.

I will begin today’s remarks with our third quarter performance and a clear-eyed look at where our industry stands. From there, I will outline the execution across our strategic pillars before turning the call over to Derric for a detailed financial review. I’ll wrap up with a few closing perspectives before we take your questions.

Turning directly to our Third Quarter Results.

Let me be direct about where we are: we are at an inflection point.

Over the past year, we took deliberate, decisive operational steps to contain and manage our Legacy Search business. Today, that side of the house is operating cash-neutral to cash-positive. It is no longer a financial or operational drag on the company.

Google is currently navigating its own structural questions regarding the future economics of search. While search remains an enormous global market, and consolidators, resellers, or platforms like Bonfire will continue trying to carve out margins in that shifting landscape, I want to be unequivocally clear to our shareholders: Legacy Search does not represent the future of Inuvo. We have stabilized it, it pays for itself, and our capital, energy, and executive focus have fully transitioned to where our growth resides: IntentKey.

On the Audience Modeling side of the house, our pipeline is expanding rapidly. The market is actively rewarding AdTechs that can construct dynamic audience intelligence at machine speed without identity tracking. While enterprise sales cycles run four to six months—meaning our newly deployed sales force has only begun to scratch the surface since onboarding early this summer.

The macro environment is validating our thesis faster than anticipated.

The marketing playbook is being rewritten, from search to programmatic, as AI changes how people find things and browsers close off the identity signals the industry was built on. Marketers who move beyond programmatic dogma will see that the future is not about knowing what an audience did yesterday. It is about understanding what matters to them right now.

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Inuvo, Inc. Q3 2026 November 12, 2026

That is why we committed the company to IntentKey. We built it to read intent in the moment, at audience scale, without depending on identity. As the industry rethinks rules it has run on for decades, the value of that decision becomes clear. IntentKey doesn’t need to adapt to this new reality. It was built for it.

Macro Pressures are Catalysts for IntentKey’s Adoption

Consider what happened across the open web just weeks ago.

Apple delivered another significant blow to legacy adtech with its latest iOS updates, cutting off critical connections to third-party identity resolution networks. For years, programmatic advertising has relied on these workaround tracking layers to identify people across browsers. When Apple targeted those backbone domains, legacy ad delivery in Safari and across Apple environments hit an immediate wall. Advertisers dependent on identity signals suddenly lost audience visibility, delivery scale, and reliable attribution.

For IntentKey, there was zero disruption. In fact, our iOS traffic volumes increased into the fourth quarter.

IntentKey was never built to figure out who an individual is; it was built to identify why someone is consuming content right now. We map live engagement and active intent, not personal identifiers. And in doing so, we're answering a fundamental marketing need that will never go away: discovering new customers. We're giving marketers access to entirely new audiences, driven by genuine interest rather than what they already know about someone.

When the industry’s ability to surveil individuals disappears, the ability to model real-time contextual intent becomes the only viable currency on the open web. Apple didn't create this imperative, but their actions have rapidly accelerated the demise of the cookie.

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Inuvo, Inc. Q3 2026 November 12, 2026

At the same time, the buying side is evolving through AI and agentic workflows. Research from Boston Consulting Group shows that 96% of CMOs see AI driving end-to-end transformation in marketing, with two-thirds already running agentic media optimization. Media buyers require audience intelligence that lives natively inside their daily AI tools. We are actively deploying integrations that embed IntentKey directly into those agentic environments—portability that legacy adtech platforms cannot match.

Progress Across Our Four Strategic Pillars

With that backdrop, let’s look at execution across our four core pillars:

1.	Go-to-market focus

2.	Raising IntentKey’s industry profile

3.	Continuous product innovation

4.	High-margin growth

1. Go-To-Market Focus

Over the last two quarters, we rebuilt our commercial engine. Beyond onboarding a dedicated enterprise sales team, we established targeted industry verticals, introduced strict pipeline accountability, and integrated closed-loop buyer feedback directly into our product cycles.

That rigor is fueling our pipeline. We are seeing sustained demand across automotive, travel, healthcare, and financial services, adding landmark logos including: Sony, Extended Stay Hotels, Fairmont Resorts, and Regal Cinema Group.

With our pipeline continuing to grow sequentially, we are deploying a disciplined land-and-expand playbook—driving new logo wins while converting pilots into scaled, repeatable monthly spend.

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Inuvo, Inc. Q3 2026 November 12, 2026

Simultaneously, in September, we rolled out our white-label partner program. This allows agencies and media networks to deliver IntentKey’s AI-driven targeting directly to their clients under their own flag. For partners struggling with the breakdown of legacy identity solutions, it offers turnkey, privacy-safe intelligence without the massive capital expenditure of building custom AI tools. For Inuvo, it represents a high-margin, scalable distribution channel that leverages our partners' sales forces with minimal customer acquisition costs.

2. Raising IntentKey’s Industry Profile

Market confusion is our biggest commercial opportunity. Legacy adtechs are yielding diminishing returns, yet many brands don't realize that our identity-free solution exists and has been pressure tested in the market. Our hurdle isn't the technology—it is driving awareness & adoption.

When Apple disrupted identity-dependent ad delivery, we went on the offensive. We immediately reached out to impacted agencies and adtech peers, offering IntentKey’s managed service as a live solution to recapture scale across iOS and Safari ahead of peak seasonal spend. The response was immediate, and active partnership discussions are underway.

Our market visibility efforts extended across key industry forums this fall, including Marketecture Live, Programmatic I/O, LD Micro, and the ANA Masters of Marketing Conference. IntentKey was awarded an Honorable Mention for Best Privacy Technology at the 2026 AdExchanger Awards. Furthermore, we established recurring thought-leadership columns with The Drum and expanded our executive commentary with outlets like AdExchanger to cement our positioning as the standard-bearer for privacy-first intent.

3. Continuous Product Innovation

Our R&D efforts center on a clear mandate: make IntentKey accessible wherever media decisions are made.

Last quarter, we highlighted testing on our Model Context Protocol (MCP) server. In October, we completed end-to-end integration testing, enabling marketers to interact with IntentKey audience intelligence natively inside generative AI platforms using simple conversational prompts. Marketers can now build, refine, and deploy dynamic audience strategies directly from their primary AI workspace straight into exchange pipelines. We are prepared to launch in Claude’s Connectors Directory, which will broaden discovery to enterprise teams already executing inside that ecosystem.

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Inuvo, Inc. Q3 2026 November 12, 2026

Additionally, we extended IntentKey’s Connected TV capabilities down to the neighborhood level. By combining ZIP-level demographic signals with short-lived, localized neighborhood intent models, we allow streaming advertisers to dynamically adjust campaigns based on local media consumption without needing fragile household device graphs. This algorithm processed over 20 million impressions in October alone, providing connected TV advertisers with scale in environments where identifiers are increasingly unavailable.

4. High-Margin Growth

Our fourth pillar demands operational discipline and resource allocation toward high-yield opportunities:

•	Legacy Search has been streamlined to cover its direct costs on a cash basis, reducing cash burn.

•	In October, we completed the sale of Ranger, our AI quality-assurance tool, generating $450,000 in cash while retaining a perpetual, royalty-free operating license for our internal search workflows.

These strategic actions isolate legacy operations, preserve cash, and direct our balance sheet and talent toward scaling IntentKey.

With that, I am pleased to welcome Derric Ciccone to his first earnings call with us. Since stepping in as President and CFO in mid-August, Derric has brought operational discipline, commercial urgency, and financial accountability across every department. His product delivery background has already helped sharpen our execution and commercial narrative.

I’ll hand the call over to Derric for the financial review.

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Inuvo, Inc. Q3 2026 November 12, 2026

Derric Ciccone

Thanks, Rob. Good afternoon to everyone listening. Thank you for joining us.

I’ll start with the third quarter results, then cover liquidity and how we’re thinking about the balance of the year, and turn it back to Rob.

Third quarter revenue was $6.8 million, down 70% year over year. The decline was again driven by Legacy Search, down roughly 80% year over year following the Bonfire reset.

Audience Modeling revenue was down 24% year over year and 18% sequentially. This was driven by reduced spend from one large client. Conversion from our pipeline was also slower than planned while the new sales team came up to speed. As Rob said, we believe this is the inflection point in the pivot — the pipeline is strong and growing, and we expect more of it to convert as the team matures.

Third quarter Gross margin was 44%, against 73% a year ago and flat compared to the 2026 second quarter. The year-over-year change is revenue mix. Because most Legacy Search expense sits in marketing costs rather than cost of revenue, Legacy Search carries a higher gross margin and a lower operating margin than Audience Modeling; on an operating margin basis, Audience Modeling is the more profitable business. Margin expansion from here depends on scaling self-serve, which is where our product work is pointed.

Operating expenses were $7.8 million, including a $2.4 million non-cash impairment of certain Legacy Search assets taken in light of the revenue decline. Of the remainder, marketing costs were down 90% year over year on lower Legacy Search volume, and compensation was down 35% following the right-sizing completed this spring. Below operating loss, financing expense was $0.4 million, reflecting the secured notes issued in June, and other income of $0.3 million reflected a net gain on the change in fair value of our notes payable. Net loss was $5.0 million, or $0.28 per share, against $1.7 million, or $0.12 per share, a year ago. Adjusted EBITDA was a loss of $1.6 million, compared with a loss of $0.7 million in the third quarter of 2025. A reconciliation to net loss is included in today’s release.

Turning to liquidity. We ended the quarter with $1.0 million of unrestricted cash. Strengthening our balance sheet is a priority, and we are evaluating financing alternatives to support our operations and growth plans, weighing the cost of capital against dilution to shareholders. Please refer to our 10-Q for additional detail.

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Inuvo, Inc. Q3 2026 November 12, 2026

Before I hand the call back over to Rob, I want to give some color about how we’re thinking about the balance of the year from both an operating and cash flow perspective.

From an operating perspective:

•	We expect fourth quarter Audience Modeling revenue to increase meaningfully from the third quarter, based on campaigns already in flight and booked for the remainder of the year, and consistent with the conversions we are beginning to see now.

•	We expect fourth quarter Legacy Search revenue and margins to be in line with the third quarter. The business is roughly cash-neutral against its direct costs, and we are managing it for cash rather than for growth.

•	We expect operating expenses to remain below prior-year levels, on lower traffic acquisition costs in Legacy Search and lower compensation. In addition, remaining severance payments conclude at year end, which will reduce cash outflows beginning in 2027.

With the Legacy Search reset, this spring’s rightsizing and this quarter’s impairment now largely behind us, we believe our cost structure is better aligned with where the business is going. Our focus from here is execution: converting our pipeline and expanding spend with existing clients, and we’re operating with real urgency to do that.

With that, I’ll turn the call back to Rob.

Rob Buchner

Thank you, Derric.

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Inuvo, Inc. Q3 2026 November 12, 2026

The digital advertising ecosystem has crossed a point of no return. Third-party tracking is breaking down, AI agents are reshaping how campaigns are planned and transacted, and the race to track individual users across the web has reached a dead end.

IntentKey was architected for this exact reality. We didn't patch an old tracking tool to fit modern privacy laws; we built an intent engine designed from day one to thrive in identity-blind environments.

The legacy challenges of the past are addressed and contained. Our focus is squarely forward: driving pipeline conversion, accelerating partner integrations, and positioning IntentKey as the foundational engine for privacy-first, agentic media buying.

We have the architecture, the commercial strategy, and the operational discipline to exploit this shift and capture our fair share of market demand.

If we execute as planned, 2027 stands to be our breakout year.

Thank you for your continued support. Operator, we are ready to open the line for questions.

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